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                                                                  Exhibit (d)(4)


                             EXCELSIOR FUNDS, INC.

                                AMENDMENT NO. 1
                                       TO
                         INVESTMENT ADVISORY AGREEMENT

     WHEREAS, Excelsior Funds, Inc. (the "Company"), U.S. Trust Company ("UST") and United States Trust Company of New York ("USTNY") desire to amend the Investment Advisory Agreement made as of May 31, 2000 (the "Agreement") by and among them, on behalf of the Company's Money Fund, Government Money Fund, Blended Equity Fund, Small Cap Fund, Energy and Natural Resources Fund, Value and Restructuring Fund, Treasury Money Fund, Managed Income Fund, Short-Term Government Securities Fund, Intermediate-Term Managed Income Fund, Real Estate Fund and Large Cap Growth Fund, to include the Biotechnology Fund as an investment portfolio for which USTCT and USTNY render investment advisory and other services; and

     WHEREAS, UST and USTNY are willing to render such services to the Company with respect to the Biotechnology Fund;

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

          1. The second "WHEREAS" clause of the preamble to the Agreement shall henceforth read:

              WHEREAS, the Company desires to retain the Investment Adviser to render investment advisory and other services to the Company for its Money Fund, Government Money Fund, Blended Equity Fund, Small Cap Fund, Energy and Natural Resources Fund, Value and Restructuring Fund, Treasury Money Fund, Managed Income Fund, Short-Term Government Securities Fund, Intermediate-Term Managed Income Fund, Real Estate Fund, Large Cap Growth Fund and Biotechnology Fund portfolios (collectively, the "Funds"), and the Investment Adviser is willing to so render such services;

          2.  Paragraph No. 7 shall henceforth read:

              7.  Compensation.  For the services provided and the expenses
                  -------------
          assumed pursuant to this Agreement, the Company will pay the
          Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rates: .25% of the average daily net assets of each of the Money Fund and the Government Money Fund; .75% of the average daily net assets of each of the Blended Equity Fund and the Large Cap Growth Fund; .60% of the average daily net assets of each of the Small Cap Fund, the Energy and Natural Resources Fund and the
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          Value and Restructuring Fund; 1.00% of the average daily net assets of each of the Real Estate Fund and the Biotechnology Fund; .30% of the average daily net assets of the Treasury Money Fund; .75% of the average daily net assets of the Managed Income Fund; .30% of the average daily net assets of the Short-Term Government Securities Fund; and .35% of the average daily net assets of the Intermediate-Term Managed Income Fund.


     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of December 29, 2000.


                              EXCELSIOR FUNDS, INC.


                              By: /s/ Frederick S. Wonham
                                 -------------------------------------

                              Title: President & Treasurer
                                     ---------------------------------


                              UNITED STATES TRUST COMPANY OF
                               NEW YORK


                              By: /s/ Frederick B. Taylor
                                 -------------------------------------

                              Title: Vice Chairman
                                     ---------------------------------


                              U.S. TRUST COMPANY


                              By: /s/ W. Michael Funck
                                 -------------------------------------

                              Title: President & CEO
                                     ---------------------------------


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